PLEDGE AGREEMENT
(Pledge of Interest in Eagle IV Realty, LLC)

This PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of ___________, 2011, is entered into by SB PARTNERS, a New York limited partnership (the "Pledgor"), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wachovia Bank, National Association, as Pledgee (the "Pledgee").

W I T N E S S T H:

WHEREAS, the Pledgor owns 100% of the membership interests (the "Interests") in EAGLE IV REALTY, LLC, Delaware limited liability company (the "Company");

WHEREAS, the Pledgee has extended to Pledgor, a loan (the "Loan") as evidenced by that certain Promissory Note, dated September 17, 2007, by Pledgor to the order of Lender in the amount of $22,000,000 (the "Original Note");

WHEREAS, the Original Note, in the current outstanding principal balance of $10,069,569.92,  is to be replaced, as of the date hereof, by those certain Replacement Notes, as defined in that certain Loan Agreement by and among Pledgor and Lender dated as of the date hereof (as amended, supplemented, or otherwise modified from time to time, the "Loan Agreement").

WHEREAS, it is a condition to the Pledgee's acceptance of the Replacement Notes and execution and delivery of the Loan Agreement that the Pledgor grant to the Pledgee a security interest in the Interest to secure the obligations of the Pledgor under the Loan Agreement and other Loan Documents.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions.

(a) All references to sections, schedules and exhibits in or to this Pledge Agreement are to sections, schedules and exhibits in or to this Pledge Agreement, unless otherwise specified.  The words "hereof," "herein" and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement.  For purposes of this Pledge Agreement, all other terms used herein and not otherwise defined herein which are defined in Article 9 of the Uniform Commercial Code (as the same may be in effect in the State of New York or any other applicable jurisdiction, the "UCC"), shall have their respective meanings as therein defined.  Any other capitalized terms not defined herein or in Article 9 of the UCC shall have the meaning ascribed to them in the Loan Agreement.

(b) The following terms used herein shall have the following meanings:

"Collateral" has the meaning set forth in Section 3.1 herein.

"Obligations" means all obligations, liabilities, and indebtedness of every nature of the Pledgor from time to time owing to the Pledgee, under or in connection with this Agreement and the Loan Agreement, whether primary, secondary, direct, indirect, contingent, fixed or otherwise, including, without limitation, (a) any payment obligations and (b) interest accruing at the rate provided herein or in the Loan Agreement or any applicable Loan Document on or after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable.

"Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Security Interest" has the meaning set forth in Section 3.1 herein.

"UCC" means Article 9 of the Uniform Commercial Code, as the same may be in effect in the State of New York or any other applicable jurisdictions.

2. Proxy and Consent.  From and after the occurrence of a default under the Loan Agreement, Pledgor hereby grants and constitutes Pledgee, with full power of substitution, its proxy with respect to the Interests.  This proxy is coupled with an interest and is irrevocable.  In addition, Pledgor as sole member of the Company, hereby consents to the Pledge of the Interests to Pledgee hereunder, to the exercise by Pledgee of all rights hereunder and to the transfer by Pledgee upon an exercise of rights hereunder of the Interests to Pledgee or any other party designated by Pledgee.

3. Grant of Security Interest.

3.1 Collateral.  As security for the prompt and complete payment and performance when due of the Obligations, the Pledgor hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Pledgee, and grants and creates a lien on and first priority security interest (the "Security Interest") in favor of the Pledgee, in all right, title and interest of the Pledgor in, to and under the following, whether now existing or hereafter acquired (collectively, the "Collateral"):

(a) the Interests, including, without limitation, to the extent assignable or transferable, all of its right, title and interest as a member to exercise rights with respect to the Interests;

(b) all present and future rights of the Pledgor to receive any payment of money or other distribution or payment on the Interests; and

(c) to the extent not otherwise included, all proceeds, products and accessions of and to any and all of the foregoing, including, without limitation, "proceeds" as defined in Section 9-306(1) of the UCC, including whatever is received upon any sale, exchange, collection or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the Collateral.

3.2 Obligations.  This Pledge Agreement secures, in accordance with the provisions hereof, payment in full of the Obligations.  Pledgor hereby authorizes Pledgee to file a UCC financing statement reflecting the pledge hereunder.

4. Upon a Default under the Loan Documents, Pledgee may:

(a) foreclose on the Collateral as herein provided or in any manner permitted by law and exercise any and all of the rights and remedies conferred upon a secured party under law.  The Pledgor hereby waives, to the extent permitted by applicable law, notice and judicial hearing in connection with the Pledgee's taking possession or collection, recovery, receipt, appropriation, repossession, retention, set-off, sale, leasing, conveyance, assignment, transfer or other disposition of or realization upon any or all of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Pledgor would otherwise have under the constitution or any statute or other law of the United States of America or of any state;

(b) without notice, except as specified below, sell the Collateral, or any part thereof, in one or more parcels at public or private sale, at any of the Pledgee's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at a commercially reasonable price or prices and on other commercially reasonable terms.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Pledgor of the time and the place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  At any sale of the Collateral, if permitted by law, the Pledgee may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of the Pledgee.  The Pledgee shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given.  The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Pledgee shall incur no liability as a result of the manner of sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner.  The Pledgor hereby waives, to the extent permitted by applicable law, any claims against the Pledgee arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been sold at a private sale was less than the price which might have been obtained at public sale, even if the Pledgee accepts the first offer received which the Pledgee in good faith deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree.  To the full extent permitted by law, the Pledgor shall have the burden of proving that any such sale of the Collateral was conducted in a commercially unreasonable manner.  To the extent permitted by law, the Pledgor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.  The Pledgor authorizes the Pledgee, at any time and from time to time, to execute, in connection with a sale of the Collateral pursuant to the provisions of this Pledge Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(c) upon notice to the Pledgor, register the Collateral in the name of the Pledgee or its nominee as pledgee or otherwise take such action as the Pledgee shall in its sole discretion deem necessary or desirable with respect to the Collateral, and the Pledgee or its nominee may thereafter, in its sole discretion, without notice, exercise all voting, consent, managerial and other rights relating to the Collateral and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Collateral as if it were the absolute owner thereof, all without liability except to account for property actually received by the Pledgee, but the Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing; and

(d) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the UCC and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights or remedies hereunder may be asserted.

5. Representations, Warranties and Covenants.

The Pledgor covenants with, and represents and warrants to, the Pledgee as follows:

(a)                      The Pledgor is the legal and beneficial owner of the Collateral, free and clear of all Liens, claims or security interests of every nature whatsoever, except such as are created pursuant to this Agreement, and the Pledgor has the right to pledge and grant a security interest in the same as herein provided without the consent of any other person other than any such consent that has been obtained and is in full force and effect.

(b)                      The Pledgor will defend the Pledgee's right, title and interest in and to the Collateral pledged by it pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons other than Liens expressly permitted hereby or any Liens arising by, through or under the Pledgee.

(c)                      The Collateral has been duly and validly pledged hereunder.  All consents and approvals required for the consummation of the transactions contemplated by this Agreement have been obtained and are in full force and effect.

(d)                      Except as specifically provided to the contrary herein, the Pledgor will not sell, assign, or otherwise dispose of, or mortgage, pledge or grant a security interest in or other Lien on, any of the Collateral or any interest therein, or suffer any of the same to exist, which is not part of an arms-length transaction with an unaffiliated third party on market terms and conditions reasonably approved by Pledgee, and any sale, assignment, mortgage, pledge or security interest whatsoever made in violation of this covenant shall be void and of no force or effect, and upon demand of the Pledgee, shall forthwith be cancelled or satisfied by an appropriate instrument in writing.

(e)                      Giving effect to the aforesaid grant and assignment to the Pledgee, the Pledgee has, as of the date of this Agreement, and as to Collateral acquired from time to time after such date, shall have, a valid, perfected (assuming the filing of financing statements in all necessary public offices and, in the case of proceeds of Collateral, the taking of any other action required to continue such perfected security interest in such proceeds) and continuing Lien upon and security interest in the Collateral, prior to all other Liens on such Collateral other than Liens permitted hereunder that are prior or pari passu by operation of law.

(f)                      Except for financing statements filed or to be filed in favor of the Pledgee as secured party, there are no financing statements under the UCC currently on file covering any or all of the Collateral and the Pledgor will not, without the prior written consent of the Pledgee, until payment in full in cash of all of the Obligations, execute or file (or authorize any other Person to execute or file) in any public office, any financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of the Pledgee as secured party.

(g)                      To the fullest extent permitted by applicable law, any and all of the Pledgee's rights with respect to the lien and security interest granted hereunder shall continue unimpaired, and the Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) any proceeding as to the Pledgor or any other Person or any of their respective property under any bankruptcy, insolvency or reorganization laws, (ii) the discharge, release or exoneration of any other guarantor in respect of any of the Obligations, (iii) the release of any other security for any of the Obligations at any time, or of any rights or interests therein, (iv) the failure to perfect any security for any of the Obligations at any time, (v) the substitution of any collateral for any of the Obligations at any time, (vi) any delay, extension of time, renewal, compromise or other indulgence granted by the Pledgee, whether to the Pledgor, to any other guarantor, or to any other pledgor or mortgagor, with respect to any collateral or any guaranty or other security for any of the Obligations, or otherwise hereunder or under any other agreement, instrument, or document, or (vii) any other circumstance that would constitute a legal or equitable discharge or exoneration of a guarantor.

6. Release.

The security interest in the Collateral (or as to that portion of the Collateral which is being transferred pursuant to a “Permitted Transfer”, as defined in the Loan Agreement) granted to the Pledgee hereunder shall be released upon satisfaction of all of the following conditions precedent:

(a)           The Replacement Notes shall have been repaid in full, including, without limitation, principal and interest and other sums due on the Loan, or, in the event of a “Permitted Transfer”, upon the occurrence of such “Permitted Transfer” and application of the “Net Proceeds” therefrom in accordance with Article 5 of the Loan Agreement (quoted terms used in this section shall have the meanings given thereto in the Loan Agreement); and

(b)           All reasonable costs, fees, expenses and other sums paid or incurred by or on behalf of the Pledgee in exercising any of its rights, powers, options, privileges and remedies hereunder or under the Loan Agreement, including reasonable attorneys' fees and disbursements, plus any accrued interest thereon as provided therein, shall have been fully paid in cash.

7. WAIVER OF TRIAL BY JURY.  WITH REGARD TO THIS PLEDGE AGREEMENT, EACH OF THE PLEDGOR AND THE PLEDGEE HEREBY WAIVES THE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING AND FOR ANY COUNTERCLAIM THEREIN.

8. Notices.  All notices, demands, requests and other communications required or permitted hereunder shall be in writing.

9. No Waiver; Cumulative Remedies.  By exercising or failing to exercise any of its rights, options or elections hereunder (without also expressly waiving the same in writing), the Pledgee, shall not be deemed to have waived any breach or default on the part of the Pledgor or to have released the Pledgor from any of its obligations secured hereby.  No failure on the part of the Pledgee to exercise, and no delay in exercising (without also expressly waiving the same in writing) any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

10. Severability.  Any provision of this Pledge Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.  Where provisions of any law or regulation resulting in such prohibition or unenforceability may be waived they are hereby waived by the Pledgor and the Pledgee to the full extent permitted by law so that this Pledge Agreement shall be deemed a valid, binding agreement, and the Security Interest created hereby shall constitute a continuing first lien on and first perfected security interest in the Collateral, in each case enforceable in accordance with its terms.

11. Captions.  The captions, headings and table of contents used in this Pledge Agreement are for convenience only and do not and shall not be deemed to affect, limit, amplify or modify the terms and provisions hereof.

12. Applicable Law; Jurisdiction.

(a) This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts to be wholly performed within such state.

(b) Any legal action or proceeding against the Pledgor with respect to this Pledge Agreement may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Pledge Agreement, the Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The Pledgor agrees that a judgement, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding on the Pledgor, and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgement.  The Pledgor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Pledgor, such service to become effective 10 days after such mailing.  Nothing herein shall affect the right of the Pledgee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

(c) The Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Pledge Agreement brought in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

13. Counterparts.  This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

867221v1

DOCS-#867221-v1-Assignment_of_Membership_Interest_in_Eagle_IV_Realty__LLC (2)

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first written above.

Pledgor:

SB PARTNERS, a New York limited partnership

By: SB Partners Real Estate Corporation, a New York corporation, its sole general partner

      By:/s/ George N. Tietjen III
Name: George N. Tietjen III
      Title: Vice President

Pledgee:

 WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Michael Cook
Name:     Michael Cook
Title:       Vice President

867221v1

DOCS-#867221-v1-Assignment_of_Membership_Interest_in_Eagle_IV_Realty__LLC (2)